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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ______________

                                    FORM 8-K
                                 ______________


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                   July 29, 2005





                               GMX RESOURCES INC.
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             (Exact name of registrant as specified in its charter)


         Oklahoma                  000-32325                     73-1534474
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


             One Benham Place
      9400 North Broadway, Suite 600
             Oklahoma City, OK                                     73114
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 (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:            (405) 600-0711




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         (Former name or former address, if changed since last report.)





     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On July 29, 2005, GMX Resources Inc. ("we", "us" or the "Company") executed a loan agreement with Hibernia National Bank ("Lender") providing for a secured revolving line of credit up to an amount established as the borrowing base from time to time based on a periodic evaluation of our oil and gas reserves (the "Borrowing Base"). The initial Borrowing Base has been established at $17 million and will be redetermined at least semi-annually on or about April 1 and October 1 of each year. The loan bears interest at the rate elected by us of either the prime rate as published in the Wall Street Journal (payable monthly) or the LIBO rate plus a margin ranging from 1.5% to 2.25% based on the amount of the loan outstanding in relation to the Borrowing Base for a period of one, two or three months (payable at the end of such period). Principal is payable voluntarily by us or is required to be paid (i) if the loan amount exceeds the Borrowing Base; (ii) if the Lender elects to require periodic payments as a part of a Borrowing Base redetermination; and (ii) at the maturity date of July 29, 2008. We are obligated to pay a facility fee equal to 0.25% per year of the unused portion of the Borrowing Base payable quarterly. The loan will be secured by a first mortgage on substantially all of our oil and gas properties, a pledge of our ownership of stock of Endeavor Pipeline, Inc. ("Endeavor"), a guaranty from Endeavor and a security interest in all of Endeavor's gathering system.

         We paid off our existing credit facility with the proceeds of a private placement of common stock we closed on July 18, 2005. The new loan will not be funded until we need the funding and the completion of title review and other closing conditions are satisfied later in the year.

         In addition to customary reporting and compliance requirements, the principal covenants under the new credit facility are:

         1.   Maintain a current ratio of not less than 1 to 1;
         2. Maintain a minimum net worth of $28.9 million adjusted annually to add 50% of our net income for the prior fiscal year;
         3. Maintain on a quarterly basis a ratio of EBITDA to interest expense of not less than 3 to 1;
         4. Maintain a hedging program on mutually acceptable terms whenever the loan amount outstanding exceeds 75% of the Borrowing Base;
         5. Pay all accounts payable within 60 days of the due date other than those being contested in good faith;
         6. Not incur any other debt other than as permitted by the loan agreement;
         7. Not permit any liens other than those permitted by the loan agreement;
         8. Not make any investments, loans or advances other than as permitted by the loan agreement;
         9. Not engage in any mergers or consolidations or sales of all or substantially all of our assets;
         10. Not pay any dividends or make any other distributions with respect to our stock, including stock repurchases;
         11. Not permit either Ken L. Kenworthy Jr. or Ken L Kenworthy Sr. to cease being an executive officer unless a suitable replacement is employed within 4 months; and



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         12.  Not permit a person or group (other than existing management) to acquire more than 33% of the outstanding common stock or otherwise suffer a change in control.




ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         See Item 1.01 for a description of the Company's new credit facility.




ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are included with this report:



Exhibit No.    Description
-----------    -----------

   10.1 Loan Agreement dated July 29, 2005 between GMX Resources Inc. and Hibernia National Bank

   10.2 Security Agreement (Stock) dated July 29, 2005 between GMX Resources Inc. and Hibernia National Bank

   10.3 Security Agreement dated July 29, 2005 between Endeavor Pipeline Inc. and Hibernia National Bank

   10.4 Guaranty Agreement dated July 29, 2005 between Endeavor Pipeline Inc. and Hibernia National Bank





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            GMX RESOURCES INC.



Date:    August 3, 2005                     By: /s/ Ken L. Kenworthy, Sr.
         --------------                         ---------------------------
                                                Ken L. Kenworthy Sr.,
                                                Chief Financial Officer



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                                INDEX TO EXHIBITS




Exhibit No.    Description
-----------    -----------

   10.1 Loan Agreement dated July 29, 2005 between GMX Resources Inc. and Hibernia National Bank

   10.2 Security Agreement (Stock) dated July 29, 2005 between GMX Resources Inc. and Hibernia National Bank

   10.3 Security Agreement dated July 29, 2005 between Endeavor Pipeline Inc. and Hibernia National Bank

   10.4 Guaranty Agreement dated July 29, 2005 between Endeavor Pipeline Inc. and Hibernia National Bank
























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